UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2016 (May 13, 2016)

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2016, Li 3 Energy, Inc. (the “Company”) issued unsecured promissory notes in an aggregate principal amount of $325,000 (the “Notes”) to certain investors (the ‘Noteholders”). The Notes bear interest at a rate of 10% per annum and mature (the “Maturity Date”) one year from the date of issuance.  At any time prior to the Maturity Date, the Noteholders may convert the unpaid principal and any accrued interest under the Notes into shares of common stock of the Company (the “Common Stock”) at $0.0125 per share, subject to adjustment (the “Conversion Price”). If the Company consummates a merger, share exchange or asset sale (the “Transaction”) with Wealth Minerals Ltd., the unpaid principal and accrued interest under the Notes will automatically convert into shares of Common Stock at the Conversion Price.

In the event the Transaction does not occur prior to the Maturity Date, the Company must seek the Noteholders’ consent to enter into any other debt transaction. In the event the Transaction results in the reduction of the Company’s ownership in the combined company to 40% or less, the Conversion Price will be reduced to $0.0100 per share. If the Company enters into any debt transaction with a lower conversation price while the Notes are outstanding, the Conversion Price will be reduced to such lower price. The Conversion Price is also subject to adjustments for stock splits, stock dividends and combinations. The Notes include standard events of default including non-payment of the principal or accrued interest due on the Notes. Upon an event of default, all obligations under the Note will become due and payable.

The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report on Form 8-K above is incorporated by reference herein.

The Notes issued and the shares of Common Stock issuable upon conversion of the Notes as described above (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such issuances will be made pursuant to the exemptions from registration provided by Section 4 (a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Securities issued thereunder are restricted in accordance with Rule 144 under the Securities Act. The issuances did not involve any public offering; the Company made no solicitation in connection with the issuance of the Notes other than communications with the Noteholders; the Company obtained representations from the Noteholders regarding their investment intent, knowledge and experience; the Noteholders either received or had access to adequate information about the Company to make an informed investment decision; the Company reasonably believed that the Noteholders were capable of evaluating the merits and risks of their investment; and the Securities to be issued thereunder will be issued with restricted securities legends.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI3 ENERGY, INC.

Dated: May 19, 2016	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer